Exhibit 99.1

NEWS RELEASE

CONTACT:	Brian J. Begley
Vice President - Investor Relations
Atlas Energy Group, LLC
(877) 280-2857
(215) 405-2718 (fax)

ATLAS ENERGY GROUP, LLC REPORTS OPERATING AND FINANCIAL RESULTS FOR THE SECOND QUARTER 2015

Pittsburgh, PA – August 6, 2015 - Atlas Energy Group, LLC (NYSE: ATLS) (“Atlas Energy”, the “Company” or “ATLS”) today reported operating and financial results for the second quarter 2015.

•	Atlas Energy’s Distributable Cash Flow, a non-GAAP measure, was approximately $5.0 million(1), or $0.19 per common unit, in the second quarter 2015.

•	Atlas Resource Partners, L.P. (NYSE: ARP), Atlas Energy’s E&P subsidiary, paid monthly cash distributions totaling $0.325 per common limited partner unit for the second quarter 2015. The most recent ARP distribution for June 2015 will be paid on August 14, 2015 to holders of record as of August 7, 2015. Atlas Energy received $9.4 million in cash distributions in the second quarter 2015 from ownership in ARP.

•	Atlas Growth Partners, L.P. (“AGP”), Atlas Energy’s private E&P development subsidiary, recently completed its initial fundraising of approximately $233 million in investor capital for its operations, which are primarily focused in the Eagle Ford Shale.

•	In July 2015, Arc Logistics Partners, LP (NYSE: ARCX), a master limited partnership of which 16% of its general partner is owned by ATLS through the Company’s interest in Lightfoot Capital Partners, announced that it acquired all of the limited liability company interests of UET Midstream, LLC, a crude oil and terminal business, from United Energy Trading, LLC and Hawkeye Midstream, LLC for a total adjusted purchase price of $76.6 million.

ATLS owns 100% of ARP’s general partner Class A units and incentive distribution rights, and an approximate 25% limited partner interest in ARP. ATLS’ financial results are presented on a consolidated basis with those of ARP. Non-controlling interests in ARP are reflected as an adjustment to net income in ATLS’ consolidated statements of operations and as a component of unitholders’ equity on its consolidated balance sheets. A consolidating statement of operations and balance sheet have also been provided in the financial tables to this release for the comparable periods presented. Please refer to the ARP second quarter 2015 earnings release for additional details on its financial results.

Recent Events

Sale of Arkoma Properties to ARP

On June 5, 2015, ARP acquired Atlas Energy’s natural gas producing properties in the Arkoma basin for approximately $35.5 million. The Arkoma assets consist of approximately 41 billion cubic feet (“Bcf”) of mature, low-decline natural gas reserves, which currently produce approximately 10.5 million cubic feet per day from over 550 active wells. ATLS used the net proceeds from the sale of the Arkoma assets to pay down a portion of its existing term loan, which had a carrying value of $77.4 million, net of unamortized discount of $5.3 million, on its consolidated balance sheet as of June 30, 2015. ATLS and ARP accounted for the Arkoma acquisition as a transaction between entities under common control, and accordingly recast the comparative prior periods presented as if the transaction had occurred at the beginning of the respective periods.

ARP’s Second Quarter 2015 Highlights

•	ARP’s average net daily production for the second quarter 2015 was 270.8 million cubic feet equivalents per day (“Mmcfed”), as compared to 273.0 Mmcfed for the prior year second quarter. ARP’s second quarter 2015 production was comprised of 81% natural gas, 12% oil and 7% natural gas liquids. Oil volumes increased to 5,293 barrels per day (“bpd”) in the second quarter 2015, compared to 2,084 bpd in the prior year quarter. The increase in oil volumes was due primarily to the acquisition of oil-rich production in the Eagle Ford Shale and Rangely field in 2014.

•	ARP’s net realized price for natural gas including the effect of hedge positions was $3.33 per thousand cubic feet (“mcf”) for the second quarter 2015, compared to $3.79/mcf for the prior year second quarter. Net realized oil prices including the effect of hedge positions averaged $83.19 per barrel (“bbl”) for the second quarter 2015, compared to $90.66/bbl for the prior year second quarter. ARP was hedged approximately 73% on its natural gas production in the second quarter 2015 and approximately 100% on its oil production.

•	Investment partnership margin was $6.7 million in the second quarter 2015, compared with $10.2 million for the prior year comparable quarter. The decrease in investment partnership margin was due to more partnership wells being initiated in the prior year quarter which generated higher administration and oversight fees.

•	For the remainder of 2015 and the full years 2016, 2017 and 2018, ARP is hedged approximately 72%, 67%, 62% and 51%, respectively, for its natural gas production at an average price of $4.17/mcf, and hedged approximately 100%, 85%, 62% and 59%, respectively, for oil at an average price of approximately $78/bbl based on second quarter 2015 average production. A summary of ARP’s derivative positions as of August 6, 2015 is provided in the financial tables of ARP’s second quarter earnings release.

Atlas Growth Partners

Atlas Energy’s private E&P development subsidiary, Atlas Growth Partners, L.P., completed its recent fundraising efforts during the second quarter 2015, accumulating approximately $233 million in investor capital. These funds are being deployed into AGP’s operations, namely in the oil-rich Eagle Ford Shale. AGP had net daily production of approximately 2,800 Mmcfed in the second quarter 2015, including production from 4 wells in the Eagle Ford Shale.

Corporate Expenses

•	Cash general and administrative expense, excluding amounts attributable to AGP and ARP, was $2.0 million for the second quarter 2015, approximately $1.4 million lower than the first quarter 2015. The decrease in expense from the first quarter 2015 was due primarily to the seasonality of certain ATLS’ public company costs. Please refer to the consolidating statements of operations provided in the financial tables of this release.

•	Cash interest expense was $2.3 million for the second quarter 2015, compared to $2.5 million for the prior year comparable quarter. ATLS had approximately $77.4 million of debt on its consolidated balance sheet at June 30, 2015, net of unamortized discount of $5.3 million, and a cash position of approximately $11.8 million.

*  *  *

ATLS will be discussing its second quarter 2015 results on an investor call with management on Friday, August 7, 2015 at 9:00 am Eastern Time. Interested parties are invited to access the live webcast the investor call by going to the Investor Relations section of Atlas Energy’s website at www.atlasenergy.com. For those unavailable to listen to the live broadcast, the replay of the webcast will be available following the live call on the Atlas Resource website and telephonically beginning at approximately 1:00 p.m. ET on August 7, 2015 by dialing (855) 859-2056, passcode: 87417314.

Atlas Energy Group, LLC (NYSE: ATLS) is a limited liability company which owns the following interests: all of the general partner interest, incentive distribution rights and an approximate 25% limited partner interest in its upstream oil & gas subsidiary, Atlas Resource Partners, L.P.; a general partner interest, incentive distribution rights and limited partner interests in Atlas Growth Partners, L.P.; and a general partner interest in Lightfoot Capital Partners, an entity that invests directly in energy-related businesses and assets. For more information, please visit our website at www.atlasenergy.com, or contact Investor Relations at InvestorRelations@atlasenergy.com.

Atlas Resource Partners, L.P. (NYSE: ARP) is an exploration & production master limited partnership which owns an interest in over 14,500 producing natural gas and oil wells, located primarily in Appalachia, the Eagle Ford Shale (TX), the Barnett Shale (TX), the Mississippi Lime (OK), the Raton Basin (NM), the Black Warrior Basin (AL), the Arkoma Basin (OK) and the Rangely Field in Colorado. ARP is also the largest sponsor of natural gas and oil investment partnerships in the U.S. For more information, please visit ARP’s website at www.atlasresourcepartners.com, or contact Investor Relations at InvestorRelations@atlasenergy.com.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements that involve a number of assumptions, risks and uncertainties that could cause actual results to differ materially from those contained in the forward-looking statements. ATLS cautions readers that any forward-looking information is not a guarantee of future performance. Such forward-looking statements include, but are not limited to, statements about future financial and operating results, resource and production potential, planned expansions of capacity and other capital expenditures, distribution amounts, ATLS’ plans, objectives, expectations and intentions and other statements that are not historical facts. Risks, assumptions and uncertainties that could cause actual results to materially differ from the forward-looking statements include, but are not limited to, those associated with general economic and business conditions; ability to realize the benefits of its acquisitions; changes in commodity prices and hedge positions; changes in the costs and results of drilling operations; uncertainties about estimates of reserves and resource potential; inability to obtain capital needed for operations; ATLS’ level of indebtedness; changes in government environmental policies and other environmental risks; the availability of drilling equipment and the timing of production; tax consequences of business transactions; and other risks, assumptions and uncertainties detailed from time to time in ATLS’ and ARP’s reports filed with the U.S. Securities and Exchange Commission, including quarterly reports on Form 10-Q, current reports on Form 8-K and annual reports on Form 10-K. Forward-looking statements speak only as of the date hereof, and ATLS assumes no obligation to update such statements, except as may be required by applicable law.

ATLAS ENERGY GROUP, LLC AND SUBSIDIARIES

COMBINED CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited; in thousands, except per unit data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2015	2014	2015	2014
Revenues:
Gas and oil production	$99,077	$110,694	$205,637	$211,519
Well construction and completion	16,956	16,336	40,611	65,713
Gathering and processing	2,177	3,758	4,361	8,226
Administration and oversight	547	4,166	1,806	5,895
Well services	6,102	6,365	12,726	11,844
Gain (loss) on mark-to-market derivatives	(26,896)	—	78,689	—
Other, net	284	285	216	554

Total revenues	98,247	141,604	344,046	303,751

Costs and expenses:
Gas and oil production	43,619	43,828	89,608	82,586
Well construction and completion	14,745	14,206	35,315	57,142
Gathering and processing	2,516	4,273	4,933	8,686
Well services	2,139	2,426	4,337	4,908
General and administrative	18,405	24,797	60,333	46,188
Depreciation, depletion and amortization	43,276	60,406	87,732	112,445

Total costs and expenses	124,700	149,936	282,258	311,955

Operating income (loss)	(26,453)	(8,332)	61,788	(8,204)

Gain (loss) on asset sales and disposal	97	12	86	(1,591)
Interest expense	(33,187)	(16,074)	(67,938)	(32,051)

Net loss	(59,543)	(24,394)	(6,064)	(41,846)
(Income) loss attributable to non-controlling interests	38,745	18,383	(19,558)	28,691

Net loss attributable to unitholders’/owner’s interests	$(20,798)	$(6,011)	$(25,622)	$(13,155)

Allocation of net loss attributable to unitholders’/owner’s interests:
Portion applicable to owner’s interest (period prior to the transfer of assets on February 27, 2015)	$—	$(6,011)	$(10,475)	$(13,155)
Portion applicable to unitholders’ interest (period subsequent to the transfer of assets on February 27, 2015)	(20,798)	—	(15,147)	—

Net loss attributable to unitholders’ /owner’s interests	$(20,798)	$(6,011)	$(25,622)	$(13,155)

Net loss attributable to unitholders per common unit:
Basic	$(0.80)	$—	$(0.58)	$—

Diluted	$(0.80)	$—	$(0.58)	$—

Weighted average common units outstanding:
Basic	26,011	—	26,011	—

Diluted	26,011	—	26,011	—

ATLAS ENERGY GROUP, LLC AND SUBSIDIARIES

COMBINED CONSOLIDATED BALANCE SHEETS

(unaudited; in thousands)

	June 30,	December 31,
	2015	2014
ASSETS
Current assets:
Cash and cash equivalents	$40,077	$58,358
Accounts receivable	90,489	115,290
Advances to affiliates	—	4,389
Current portion of derivative asset	114,740	144,259
Subscriptions receivable	34,675	32,398
Prepaid expenses and other	25,016	26,789

Total current assets	304,997	381,483

Property, plant and equipment, net	2,392,656	2,419,289
Intangible assets, net	574	691
Goodwill, net	13,639	13,639
Long-term derivative asset	150,180	130,602
Other assets, net	82,792	80,611

	$2,944,838	$3,026,315

LIABILITIES AND UNITHOLDERS’/OWNER’S EQUITY

Current liabilities:
Current portion of long-term debt	$77,371	$1,500
Accounts payable	110,789	123,670
Liabilities associated with drilling contracts	—	40,611
Accrued interest	26,312	26,479
Accrued well drilling and completion costs	37,368	92,910
Accrued liabilities	80,740	170,786

Total current liabilities	332,580	455,956

Long-term debt, less current portion	1,491,612	1,541,085
Asset retirement obligations and other	120,287	114,059

Commitments and contingencies

Unitholders’/owner’s equity:
Common unitholders’ equity	105,649	—
Series A preferred equity	38,999	—
Owner’s equity	—	147,308
Accumulated other comprehensive income	32,626	54,008

	177,274	201,316
Non-controlling interests	823,085	713,899

Total unitholders’/owner’s equity	1,000,359	915,215

	$2,944,838	$3,026,315

ATLAS ENERGY GROUP, LLC

Financial and Operating Highlights

(unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2015	2014	2015	2014
Net loss attributable to unitholders per common unit - basic	$(0.80)	$—	$(0.58)	$—

Production volume:(1)(2)
ATLAS GROWTH:
Natural gas (Mcfd)	481	939	604	597
Oil (Bpd)	320	200	405	125
Natural gas liquids (Bpd)	62	118	81	75

Total (Mcfed)	2,773	2,847	3,516	1,800

ATLAS RESOURCE:
Natural gas (Mcfd)	219,844	238,375	223,571	233,186
Oil (Bpd)	5,293	2,084	5,412	1,827
Natural gas liquids (Bpd)	3,194	3,689	3,340	3,556

Total (Mcfed)	270,761	273,014	276,083	265,488

TOTAL:
Natural gas (Mcfd)	220,325	239,314	224,175	233,783
Oil (Bpd)	5,613	2,284	5,817	1,953
Natural gas liquids (Bpd)	3,256	3,808	3,421	3,631

Total (Mcfed)	273,534	275,861	279,599	267,288

Average realized sales prices:(2)
ATLAS GROWTH:
Natural gas (per Mcf)	$2.61	$4.29	$2.66	$4.42
Oil (per Bbl)(4)	$56.01	$96.53	$49.79	$93.77
Natural gas liquids (per Bbl)	$12.76	$31.13	$13.06	$30.75
ATLAS RESOURCE:
Natural gas (per Mcf)(3)	$3.33	$3.79	$3.46	$3.92
Oil (per Bbl)(4)	$83.19	$90.66	$81.98	$89.12
Natural gas liquids (per Bbl)(5)	$22.58	$27.60	$22.53	$29.57

Production costs per Mcfe:(2)(6)
ATLAS GROWTH:
Lease operating expenses per Mcfe	$1.47	$2.22	$1.15	$2.39
Production taxes per Mcfe	0.36	0.50	0.33	0.49
Transportation and compression expenses per Mcfe	0.09	—	0.05	—

Total production costs per Mcfe	$1.92	$2.72	$1.53	$2.88

ATLAS RESOURCE:
Lease operating expenses per Mcfe	$1.36	$1.22	$1.36	$1.19
Production taxes per Mcfe	0.16	0.24	0.20	0.26
Transportation and compression expenses per Mcfe	0.24	0.27	0.24	0.28

Total production costs per Mcfe	$1.77	$1.73	$1.79	$1.73

TOTAL:
Lease operating expenses per Mcfe	$1.37	$1.23	$1.36	$1.20
Production taxes per Mcfe	0.17	0.25	0.20	0.26
Transportation and compression expenses per Mcfe	0.24	0.26	0.23	0.28

Total production costs per Mcfe	$1.77	$1.74	$1.79	$1.74

(1)	Production quantities consist of the sum of (i) the proportionate share of production from wells in which AGP and ARP have a direct interest, based on the proportionate net revenue interest in such wells, and (ii) ARP’s proportionate share of production from wells owned by the investment partnerships in which ARP has an interest, based on its equity interest in each such partnership and based on each partnership’s proportionate net revenue interest in these wells.

(2)	“Mcf” and “Mcfd” represent thousand cubic feet and thousand cubic feet per day; “Mcfe” and “Mcfed” represent thousand cubic feet equivalents and thousand cubic feet equivalents per day, and “Bbl” and “Bpd” represent barrels and barrels per day. Barrels are converted to Mcfe using the ratio of six Mcf’s to one barrel.
(3)	ARP’s average sales prices for natural gas before the effects of financial hedging were $2.14 per Mcf and $4.13 per Mcf for the three months ended June 30, 2015 and 2014, respectively, and $2.34 per Mcf and $4.39 per Mcf for the six months ended June 30, 2015 and 2014, respectively. ARP’s amounts exclude the impact of subordination of ARP’s production revenues to investor partners within its investor partnerships. Including the effects of this subordination, ARP’s average natural gas sales prices were $3.28 per Mcf ($2.09 per Mcf before the effects of financial hedging) and $3.77 per Mcf ($4.12 per Mcf before the effects of financial hedging) for the three months ended June 30, 2015 and 2014, respectively, and $3.40 per Mcf ($2.29 per Mcf before the effects of financial hedging) and $3.79 per Mcf ($4.26 per Mcf before the effects of financial hedging) for the six months ended June 30, 2015 and 2014, respectively.
(4)	AGP’s average sales price for oil before the effects of financial hedging was $55.84 per barrel and $96.53 per barrel for the three months ended June 30, 2015 and 2014, respectively, and $49.72 per barrel and $93.77 per barrel for the six months ended June 30, 2015 and 2014, respectively. ARP’s average sales prices for oil before the effects of financial hedging were $53.35 per barrel and $98.95 per barrel for the three months ended June 30, 2015 and 2014, respectively, and $48.32 per barrel and $96.49 per barrel for the six months ended June 30, 2015 and 2014, respectively.
(5)	ARP’s average sales prices for natural gas liquids before the effects of financial hedging were $13.78 per barrel and $28.93 per barrel for the three months ended June 30, 2015 and 2014, respectively, and $13.95 per barrel and $32.15 per barrel for the six months ended June 30, 2015 and 2014, respectively.
(6)	Production costs include labor to operate the wells and related equipment, repairs and maintenance, materials and supplies, property taxes, severance taxes, insurance, production overhead and transportation and compression expenses. These amounts exclude the effects of ARP’s proportionate share of lease operating expenses associated with subordination of production revenue to investor partners within ARP’s investor partnerships. Including the effects of these costs, ARP’s lease operating expenses per Mcfe were $1.34 per Mcfe ($1.75 per Mcfe for total production costs) and $1.23 per Mcfe ($1.74 per Mcfe for total production costs) for the three months ended June 30, 2015 and 2014, respectively, and $1.34 per Mcfe ($1.77 per Mcfe for total production costs) and $1.16 per Mcfe ($1.70 per Mcfe for total production costs) for the six months ended June 30, 2015 and 2014, respectively. Including the effects of these costs, total lease operating expenses per Mcfe were $1.34 per Mcfe ($1.75 per Mcfe for total production costs) and $1.24 per Mcfe ($1.75 per Mcfe for total production costs) for the three months ended June 30, 2015 and 2014, respectively, and $1.33 per Mcfe ($1.77 per Mcfe for total production costs) and $1.17 per Mcfe ($1.71 per Mcfe for total production costs) for the six months ended June 30, 2015 and 2014, respectively.

ATLAS ENERGY GROUP, LLC

Financial Information

(unaudited; in thousands except per unit amounts)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2015	2014	2015	2014
Reconciliation of net income (loss) to non-GAAP measures(1):
Net loss	$(59,543)	$(24,394)	$(6,064)	$(41,846)
Distributable cash flow not attributable to unitholders prior to February 27, 2015 (the asset transfer date)(2)	—	(14,871)	(4,291)	(27,121)
Atlas Resource net (income) loss attributable to unitholders	10,162	2,044	(15,017)	3,045
Atlas Resource cash distributions earned by ATLS(3)	9,373	18,347	18,707	35,844
Atlas Growth net (income) loss attributable to unitholders	(50)	83	14	338
Atlas Growth cash distributions earned by ATLS(3)	88	43	160	82
Non-recurring spinoff and acquisition costs	—	—	17,174	77
Amortization of deferred finance costs and predecessor Term Loan interest expense	6,165	309	14,716	618
Non-cash stock compensation expense	926	—	946	—
Gain on asset sales and disposal	—	(3)	—	(3)
Preferred unit distributions	(1,004)	—	(1,337)	—
Other non-cash adjustments	127	59	684	275
(Income) loss attributable to non-controlling interests	38,745	18,383	(19,558)	28,691

Distributable Cash Flow attributable to unitholders(1)	$4,989	$—	$6,134	$—

Supplemental Adjusted EBITDA and Distributable Cash Flow Summary:
Atlas Resource Cash Distributions Earned(3):
Limited Partner Units	$8,723	$14,412	$17,449	$28,745
Series A Preferred Units (2%)	650	1,060	1,258	1,929
Incentive Distribution Rights	—	2,875	—	5,170

Total Atlas Resource Cash Distributions Earned(3)	9,373	18,347	18,707	35,844

per limited partner unit	$0.325	$0.583	$0.650	$1.163

Atlas Growth Cash Distributions Earned(3)	88	43	160	82

Total Cash Distributions Earned	9,461	18,390	18,867	35,926

Cash general and administrative expenses(4)	(1,996)	(1,416)	(5,361)	(4,660)
Other, net	834	399	1,565	837

Adjusted EBITDA(1)	8,299	17,373	15,071	32,103
Cash interest expense(5)	(2,306)	(2,502)	(3,309)	(4,982)
Preferred unit distributions	(1,004)	—	(1,337)	—

Distributable Cash Flow(1)	$4,989	$14,871	$10,425	$27,121
Distributable cash flow not attributable to unitholders prior to February 27, 2015 (the asset transfer date)(2)	—	(14,871)	(4,291)	(27,121)

Distributable Cash Flow attributable to unitholders(1)	$4,989	$—	$6,134	$—

(1)	EBITDA and Distributable Cash Flow is relevant and useful because it helps ATLS’ investors understand its operating performance, allows for easier comparison of its results with other master limited partnerships (“MLP”), and is a critical component in the determination of quarterly cash distributions. As a MLP, ATLS is required to distribute 100% of available cash, as defined in its limited partnership agreement (“Available Cash”) and subject to cash reserves established by its general partner, to investors on a quarterly basis. ATLS refers to Available Cash prior to the establishment of cash reserves as DCF. EBITDA, Adjusted EBITDA and DCF should not be considered in isolation of, or as a substitute for, net income as an indicator of operating performance or cash flows from operating activities as a measure of liquidity. While ATLS’ management believes that its methodology of calculating EBITDA, Adjusted EBITDA and DCF is generally consistent with the common practice of other MLPs, such metrics may not be consistent and, as such, may not be comparable to measures reported by other MLPs, who may use other adjustments related to their specific businesses. EBITDA, Adjusted EBITDA and DCF are supplemental financial measures used by ATLS’ management and by external users of ATLS’ financial statements such as investors, lenders under its credit facilities, research analysts, rating agencies and others to assess its:

•	Operating performance as compared to other publicly traded partnerships and other companies in the upstream and midstream energy sectors, without regard to financing methods, historical cost basis or capital structure;

•	Ability to generate sufficient cash flows to support its distributions to unitholders;

•	Ability to incur and service debt and fund capital expansion;

•	Viability of potential acquisitions and other capital expenditure projects; and

•	Ability to comply with financial covenants in its debt facility, which is calculated based upon Adjusted EBITDA.

DCF is determined by calculating EBITDA, adjusting it for non-cash, non-recurring and other items to achieve Adjusted EBITDA, and then deducting cash interest expense and maintenance capital expenditures. ATLS defines EBITDA as net income (loss) plus the following adjustments:

•	Interest expense;

•	Income tax expense;

•	Depreciation, depletion and amortization.

ATLS defines Adjusted EBITDA as EBITDA plus the following adjustments:

•	Cash distributions paid by ARP and AGP within 45 days after the end of the respective quarter, based upon their distributable cash flow generated during that quarter;

•	Asset impairments;

•	Acquisition and related costs;

•	Non-cash stock compensation;

•	(Gains) losses on asset disposal;

•	Cash proceeds received from monetization of derivative transactions;

•	Amortization of premiums paid on swaption derivative contracts; and

•	Other items.

ATLS adjusts DCF for non-cash, non-recurring and other items for the sole purpose of evaluating its cash distribution for the quarterly period, with EBITDA and Adjusted EBITDA adjusted in the same manner for consistency. ATLS defines DCF as Adjusted EBITDA less the following adjustments:

•	Cash interest expense; and

•	Maintenance capital expenditures.

(2)	In accordance with prevailing accounting literature, ATLS has adjusted its historical financial statements to present them combined with the historical financial results of the spin-off assets for all periods prior to its spin-off date of February 27, 2015.
(3)	Represents the cash distribution paid by ARP and AGP within 45 days after the end of each quarter, based upon the distributable cash flow generated during the respective quarter.
(4)	Excludes non-cash stock compensation expense and certain non-recurring spinoff costs and acquisition and related costs.
(5)	Excludes non-cash amortization of deferred financing costs.

ATLAS ENERGY GROUP, LLC

CAPITALIZATION INFORMATION

(unaudited; in thousands)

	June 30, 2015
	Atlas Energy	Atlas Resource	Consolidated
Total debt	$77,371	$1,491,612	$1,568,983
Less: Cash	(39,470)	(607)	(40,077)

Total net debt	37,901	1,491,005	1,528,906

Unitholders’ equity	314,446	924,301	1,000,359	(1)

Total capitalization	$352,347	$2,415,306	$2,529,265

Ratio of net debt to capitalization	0.11x

(1)	Net of eliminated amounts.

	December 31, 2014
	Atlas	Atlas
	Energy	Resource	Consolidated
Total debt	$148,125	$1,394,460	$1,542,585
Less: Cash	(43,111)	(15,247)	(58,358)

Total net debt	105,014	1,379,213	1,484,227

Owner’s equity	267,637	947,537	915,215	(2)

Total capitalization	$372,651	$2,326,750	$2,399,442

Ratio of net debt to capitalization	0.28x

(2)	Net of eliminated amounts.

ATLAS ENERGY GROUP, LLC

CONSOLIDATING STATEMENTS OF OPERATIONS

(unaudited; in thousands)

Three Months Ended June 30, 2015

	Atlas	Atlas
	Energy	Resource	Eliminations	Consolidated
Revenues:
Gas and oil production	$1,817	$97,260	$—	$99,077
Well construction and completion	—	16,956	—	16,956
Gathering and processing	—	2,177	—	2,177
Administration and oversight	—	547	—	547
Well services	—	6,102	—	6,102
Gain (loss) on mark-to-market derivatives	48	(26,944)	—	(26,896)
Other, net	257	27	—	284

Total revenues	2,122	96,125	—	98,247

Costs and expenses:
Gas and oil production	484	43,135	—	43,619
Well construction and completion	—	14,745	—	14,745
Gathering and processing	—	2,516	—	2,516
Well services	—	2,139	—	2,139
General and administrative	5,118	13,287	—	18,405
Depreciation, depletion and amortization	782	42,494	—	43,276

Total costs and expenses	6,384	118,316	—	124,700

Operating loss	(4,262)	(22,191)	—	(26,453)

Gain on asset sales and disposal	—	97	—	97
Interest expense	(8,471)	(24,716)	—	(33,187)

Net loss	(12,733)	(46,810)	—	(59,543)
Loss attributable to non-controlling interests	—	—	38,745	38,745

Net loss attributable to unitholders	$(12,733)	$(46,810)	$38,745	$(20,798)

(1)	A reconciliation of GAAP net income (loss) to Distributable Cash Flow is provided in the financial tables of this release. Please see footnote 61 to the Financial Information table of this release.

ATLAS ENERGY GROUP, LLC

CONSOLIDATING STATEMENTS OF OPERATIONS

(unaudited; in thousands)

Three Months Ended June 30, 2014

	Atlas	Atlas
	Energy	Resource	Eliminations	Consolidated
Revenues:
Gas and oil production	$2,457	$108,237	$—	$110,694
Well construction and completion	—	16,336	—	16,336
Gathering and processing	—	3,758	—	3,758
Administration and oversight	—	4,166	—	4,166
Well services	—	6,365	—	6,365
Other, net	250	35	—	285

Total revenues	2,707	138,897	—	141,604

Costs and expenses:
Gas and oil production	706	43,122	—	43,828
Well construction and completion	—	14,206	—	14,206
Gathering and processing	—	4,273	—	4,273
Well services	—	2,426	—	2,426
General and administrative	3,482	21,315	—	24,797
Depreciation, depletion and amortization	726	59,680	—	60,406

Total costs and expenses	4,914	145,022	—	149,936

Operating loss	(2,207)	(6,125)	—	(8,332)

Gain on asset sales and disposal	3	9	—	12
Interest expense	(2,811)	(13,263)	—	(16,074)

Net loss	(5,015)	(19,379)	—	(24,394)
Loss attributable to non-controlling interests	—	—	18,383	18,383

Net loss attributable to owner	$(5,015)	$(19,379)	$18,383	$(6,011)

ATLAS ENERGY GROUP, LLC

CONSOLIDATING STATEMENTS OF OPERATIONS

(unaudited; in thousands)

Six Months Ended June 30, 2015

	Atlas	Atlas
	Energy	Resource	Eliminations	Consolidated
Revenues:
Gas and oil production	$4,128	$201,509	$—	$205,637
Well construction and completion	—	40,611	—	40,611
Gathering and processing	—	4,361	—	4,361
Administration and oversight	—	1,806	—	1,806
Well services	—	12,726	—	12,726
Gain on mark-to-market derivatives	48	78,641	—	78,689
Other, net	156	60	—	216

Total revenues	4,332	339,714	—	344,046

Costs and expenses:
Gas and oil production	975	88,633	—	89,608
Well construction and completion	—	35,315	—	35,315
Gathering and processing	—	4,933	—	4,933
Well services	—	4,337	—	4,337
General and administrative	29,911	30,422	—	60,333
Depreciation, depletion and amortization	2,247	85,485	—	87,732

Total costs and expenses	33,133	249,125	—	282,258

Operating income (loss)	(28,801)	90,589	—	61,788

Gain on asset sales and disposal	—	86	—	86
Interest expense	(18,025)	(49,913)	—	(67,938)

Net income (loss)	(46,826)	40,762	—	(6,064)
Income attributable to non-controlling interests	—	—	(19,558)	(19,558)

Net income (loss) attributable to unitholders/owner	$(46,826)	$40,762	$(19,558)	$(25,622)

ATLAS ENERGY GROUP, LLC

CONSOLIDATING STATEMENTS OF OPERATIONS

(unaudited; in thousands)

Six Months Ended June 30, 2014

	Atlas	Atlas
	Energy	Resource	Eliminations	Consolidated
Revenues:
Gas and oil production	$3,025	$208,494	$—	$211,519
Well construction and completion	—	65,713	—	65,713
Gathering and processing	—	8,226	—	8,226
Administration and oversight	—	5,895	—	5,895
Well services	—	11,844	—	11,844
Other, net	472	82	—	554

Total revenues	3,497	300,254	—	303,751

Costs and expenses:
Gas and oil production	939	81,647	—	82,586
Well construction and completion	—	57,142	—	57,142
Gathering and processing	—	8,686	—	8,686
Well services	—	4,908	—	4,908
General and administrative	8,418	37,770	—	46,188
Depreciation, depletion and amortization	946	111,499	—	112,445

Total costs and expenses	10,303	301,652	—	311,955

Operating loss	(6,806)	(1,398)	—	(8,204)

Gain (loss) on asset sales and disposal	3	(1,594)	—	(1,591)
Interest expense	(5,600)	(26,451)	—	(32,051)

Net loss	(12,403)	(29,443)	—	(41,846)
Loss attributable to non-controlling interests	—	—	28,691	28,691

Net loss attributable to owner	$(12,403)	$(29,443)	$28,691	$(13,155)

ATLAS ENERGY GROUP, LLC

CONDENSED CONSOLIDATING BALANCE SHEETS

(unaudited; in thousands)

June 30, 2015

	Atlas	Atlas
	Energy	Resource	Eliminations	Consolidated
ASSETS
Current assets:
Cash and cash equivalents	$39,470	$607	$—	$40,077
Accounts receivable	4,451	89,169	(3,131)	90,489
Receivable from (advances from) affiliates	(24,856)	24,856	—	—
Current portion of derivative asset	30	114,710	—	114,740
Subscriptions receivable	34,675	—	—	34,675
Prepaid expenses and other	695	24,321	—	25,016

Total current assets	54,465	253,663	(3,131)	304,997

Property, plant and equipment, net	165,839	2,226,817	—	2,392,656
Intangible assets, net	—	574	—	574
Goodwill, net	—	13,639	—	13,639
Long-term derivative asset	18	150,162	—	150,180
Investment in subsidiaries	241,519	—	(241,519)	—
Other assets, net	23,422	56,239	3,131	82,792

	$485,263	$2,701,094	$(241,519)	$2,944,838

LIABILITIES AND UNITHOLDERS’ EQUITY

Current liabilities:
Current portion of long-term debt	$77,371	$—	$—	$77,371
Accounts payable	33,186	77,603	—	110,789
Accrued interest	449	25,863	—	26,312
Accrued well drilling and completion costs	11,803	25,565	—	37,368
Accrued liabilities	42,143	41,728	(3,131)	80,740

Total current liabilities	164,952	170,759	(3,131)	332,580

Long-term debt, less current portion	—	1,491,612	—	1,491,612
Asset retirement obligations and other	5,865	114,422	—	120,287

Unitholders’ equity:
Common unitholders’ equity	105,649	—	—	105,649
Series A preferred equity	38,999	—	—	38,999
Partners’ capital	—	785,951	(785,951)	—
Accumulated other comprehensive income	32,626	138,350	(138,350)	32,626

	177,274	924,301	(924,301)	177,274
Non-controlling interests	137,172	—	685,913	823,085

Total unitholders’ equity	314,446	924,301	(238,388)	1,000,359

	$485,263	$2,701,094	$(241,519)	$2,944,838

ATLAS ENERGY GROUP, LLC

CONDENSED CONSOLIDATING BALANCE SHEETS

(unaudited; in thousands)

December 31, 2014

	Atlas	Atlas
	Energy	Resource	Eliminations	Consolidated
ASSETS
Current assets:
Cash and cash equivalents	$43,111	$15,247	$—	$58,358
Accounts receivable	7,007	114,520	(6,237)	115,290
Receivable from (advances to) affiliates	6,638	(2,249)	—	4,389
Current portion of derivative asset	—	144,259	—	144,259
Subscriptions receivable	—	32,398	—	32,398
Prepaid expenses and other	493	26,296	—	26,789

Total current assets	57,249	330,471	(6,237)	381,483

Property, plant and equipment, net	155,469	2,263,820	—	2,419,289
Intangible assets, net	—	691	—	691
Goodwill, net	—	13,639	—	13,639
Long-term derivative asset	—	130,602	—	130,602
Investment in subsidiaries	306,196	—	(306,196)	—
Other assets, net	24,293	50,081	6,237	80,611

	$543,207	$2,789,304	$(306,196)	$3,026,315

LIABILITIES AND OWNER’S EQUITY

Current liabilities:
Current portion of long-term debt	$1,500	$—	$—	$1,500
Accounts payable	12,472	111,198	—	123,670
Liabilities associated with drilling contracts	—	40,611	—	40,611
Accrued interest	27	26,452	—	26,479
Accrued well drilling and completion costs	12,506	80,404	—	92,910
Accrued liabilities	98,364	78,659	(6,237)	170,786

Total current liabilities	124,869	337,324	(6,237)	455,956

Long-term debt, less current portion	146,625	1,394,460	—	1,541,085
Asset retirement obligations and other	4,076	109,983	—	114,059

Owner’s equity:
Owner’s equity	147,308	—	—	147,308
Partners’ capital	—	756,066	(756,066)	—
Accumulated other comprehensive income	54,008	191,471	(191,471)	54,008

	201,316	947,537	(947,537)	201,316
Non-controlling interests	66,321	—	647,578	713,899

Total owner’s equity	267,637	947,537	(299,959)	915,215

	$543,207	$2,789,304	$(306,196)	$3,026,315

ATLAS ENERGY GROUP, LLC

Ownership Interests Summary

Atlas Energy Ownership Interests as of August 6, 2015:	Amount	Overall Ownership Interest Percentage

ATLAS RESOURCE:
General partner interest	100%	2.0%
Common units	20,962,485	21.2%
Preferred units	3,749,986	3.8%
Incentive distribution rights	100%	N/A

Total Atlas Energy ownership interests in Atlas Resource		27.0%

ATLAS GROWTH:
General partner interest	80.0%	2.0%
Common units	500,010	2.1%
Incentive distribution rights	80.0%	N/A

Total Atlas Energy ownership interests in Atlas Growth		4.1%

LIGHTFOOT CAPITAL PARTNERS, GP LLC:
Approximate general partner ownership interest		15.9%
Approximate limited partner ownership interest		12.0%